Exhibit 13.2




                                   FORM F-4


    Quarterly Report Under Section 13 of the Securities Exchange Act of 1934
                        for Quarter Ended March 31, 1996


                             FDIC CERTIFICATE NUMBER

                                     27049-1

                              FIRST COMMUNITY BANK

                                 North Carolina


                     I.R.S. EMPLOYER IDENTIFICATION NUMBER:

                                   56-1549743

                   ADDRESS OF PRINCIPAL IDENTIFICATION NUMBER:

                           100 East Garrison Boulevard
                                 P. O. Box 2358
                       Gastonia, North Carolina 28053-2358


                                TELEPHONE NUMBER:

                                  704/868-4251


         The Bank has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.


                      YES X                   NO ______________


                 NUMBER OF SHARES OUTSTANDING AS OF MARCH 31, 1996

                                      779,493





                                               First Community Bank

                                                       Index


ITEM 1.  FINANCIAL STATEMENTS

         Balance Sheets (unaudited) - March 31, 1996 and December 31, 1995

         Statements of Profit/Loss (unaudited) -- Three Months Ended March 31, 1996 and March 31, 1995.

         Statements of Cash Flows (unaudited) -- Three Months Ended March 31, 1996 and March 31, 1995.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS.





ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS


(1) Material changes in Financial Condition from December 31, 1995 to March 31, 1996.

                  Total assets decreased from $117,577,617 at December 31, 1995 to $125,213,872 at March 31, 1996, an increase of $7,636,255 or 6.49%.
         Loans, net of allowance for loan losses, increased by $4,510,570 or 5.90%. Investment securities were essentially unchanged at $28,642,615 on March 31, 1996. Federal funds sold increased from $5,025,000 to $6,800,000 from December 31, 1995 to March 31, 1996. The increases in the loan portfolio and federal funds sold were funded primarily by the growth in deposits.

                  Liquidity has been provided primarily by deposit growth of $5,747,235 during the period, an investment policy that emphasizes relatively short maturities and $3,000,000 in federal funds lines of credit from corespondent banks.

                  Stockholders' equity was $12,062,818 at March 31, 1996, as compared to $11,662,888 at December 31, 1995. The 3.43% increase represents net income for the period of $349,906 less cash dividends of $46,769 and a $42,983 increase in net unrealized loss on investment securities available-for-sale.

                  The  percentage  of  stockholders'  equity to total assets was
         9.92%  and  9.63%  as  of   December   31,  1995  and  March  31,  1996
         respectively.

 (2) Analysis of Results of Operations for Three Months Ended March 31, 1996 and March 31, 1995.

                  Total interest income for the three month ended March 31, 1996, was $2,394,588 which consisted primarily of interest and fees on loans of $1,909,091 or 79.73%, and interest on investment securities of $425,149 or 17.75%. Total interest income increased by $321,760 or 15.52% versus the quarter ended March 31, 1995. Total interest expense was $1,088,854 and $869,732 for the quarters ended March 31, 1996 and March 31, 1995, respectively. Net interest income increased by 8.53% to $1,305,734.

                  Other operating income was $220,868 for the quarter ended March 31, 1996, versus $190,565 for the corresponding period in 1995. Mortgage loan origination fees and service charges increased by $10,262 and $17,777, respectively.

                  Income,  before income taxes,  for the quarter ended March 31,
         1996 was $489,073 representing an increase of 0.57% versus the first quarter of 1995. Net income increased by 4.60% to $349,906. Additionally, the Bank took a non-cash charge of $88,652 during the quarter ended March 31, 1996, to provide additional funds to the Provision for Possible Loan Loss.



NOTE: First Community Bank has executed a definitive agreement with Centura Banks, Inc. of Rocky Mount, North Carolina which will, subject to regulatory and shareholder approval, result in the bank being acquired by Centura Banks, Inc. during the third quarter of 1996.


                              First Community Bank
                                  Balance Sheet
                     March 31, 1996 and December 31, 1995

                                                             March 31, 1996      December 31, 1995
Assets                                                          Unaudited
                                                             ------------------  ------------------
Cash and due from banks                                     $         4,120,808           3,724,672
         (non-interest bearing)
         Federal Funds Sold                                           6,800,000           5,025,000
Interest-bearing bank time deposits Investment Securities:
         Held for Investment (Book Value)                            14,861,499          13,862,255
         Available For Sale (Market Value)                           13,781,116          14,088,369

Loans                                                                82,304,296          77,762,621
         Allowance for loan losses                                   (1,351,105)         (1,320,000)
                                                               ----------------  -------------------
                           Loans, net                       $        80,953,191          76,442,621
                                                               ----------------  -------------------

Premises and equipment, net                                           2,578,928           2,425,620
Other Assets                                                          2,118,330           2,009,080
                                                               ----------------  -------------------
                           Total Assets                     $       125,213,872         117,577,617
                                                               ================  ===================

Liabilities and Stockholders' Equity

Deposits:
         Demand:
                  Non-interest bearing                      $        14,326,389          13,301,182
                  Interest bearing                                   21,890,543          21,268,022
Savings                                                              25,300,451          22,866,497
Time, $100,000 or more                                                5,653,333           6,382,285
Other time                                                           37,824,378          35,429,873
                                                               ----------------  -------------------
                           Total deposits                   $       104,995,094          99,247,859
                                                               ----------------  -------------------

Securities sold under repurchase agreements                           7,313,250           6,022,117
Other Liabilities                                                       842,710             644,753
                                                               ----------------  -------------------
                           Total liabilities                $       113,151,054         105,914,729
                                                               ----------------  -------------------

Stockholders' Equity:
         Common stock, $4.17 par value                                3,247,890           3,205,389
                  authorized 2,400,000 shares;
                  Outstanding:
                  769,293 shares 12/31/95
                  779,493 shares 3/31/96
         Additional paid in capital                                   4,283,068           4,185,793
         Undivided Profits                                            4,624,377           4,321,240
         Net unrealized gain/(loss) on investment
            securities                                                  (92,517)            (49,534)
                                                               ----------------  -------------------
                           Total stockholders' equity                12,062,818          11,662,888
                                                               ----------------  -------------------
                           Total liabilities and
                             stockholders' equity           $       125,213,872         117,577,617
                                                               ================  ===================



                                First Community Bank
                              Statement of Profit/Loss
            For the Three Months Ended March 31,1996 and March 31, 1995

                                                            Three Months Ended  Three Months Ended
                                                               March 31,1996       March 31,1995

Interest Income:
         Interest and fees on loans                        $         1,909,091           1,617,316
         Interest on investment securities:
             U. S. government obligations                               70,848              64,725
             U. S. government agency obligations                       311,689             325,007
             State, County & Municipal obligations                      31,867              35,743
         Bank time deposits and other                                   10,745              10,736
         Interest on federal funds sold                                 60,348              19,301
                                                              ----------------
                                                                                    ---------------
                           Total interest income                     2,394,588           2,072,828
                                                              ----------------      ---------------

Interest expense on deposits:
         Demand                                                        152,786             145,626
         Savings                                                       236,171             237,126
         Time, $100,000 or more                                         84,690              68,749
         Other time                                                    546,988             359,931
         Securities sold under repurchase agreements
           and federal funds purchased                                  68,219              58,300
                                                              ----------------      ---------------
                           Total interest expense                    1,088,854             869,732
                                                              ----------------      ---------------
                              Net interest income                    1,305,734           1,203,096
Provision for loan losses                                             (88,652)            (44,642)
                                                              ----------------      ---------------
                           Net interest income after
                             provision for loan losses              1,217,082           1,158,454
                                                              ----------------      ---------------
Other operating income:
         Service charges, fees, commissions and other                  220,868             190,565
         Gain on sale of bank assets                                         0                   0
                                                              ----------------      ---------------
                                                                       220,868             190,565
                                                              ----------------      ---------------
Other operating expenses:
         Salaries                                                      468,327             369,110
         Payroll taxes and fringe benefits                              99,955              73,892
         Occupancy                                                     108,812              94,572
         Equipment (telephone)                                           8,635               6,868
         Advertising                                                     3,665              13,050
         Professional services                                          14,639              18,624
         Insurance                                                       4,919              62,839
         Postage                                                        16,042              14,478
         Supplies                                                       21,797              36,708
         Data processing                                                33,279              20,895
         Other                                                         168,807             151,675
                                                              ----------------      ---------------
                           Total other operating expenses              948,877             862,711
                                                              ----------------      ---------------
         Income before income taxes                                    489,073             486,308
         Income tax expense                                            139,167             151,795
                                                              ----------------      ---------------
         Net profit/(loss)                                 $           349,906             334,513
                                                              ================      ===============

Retained earnings - beginning of period                    $         4,321,240           3,138,008
Common Stock Dividends                                                (46,769)            (38,045)
Retained earnings - end of period                                    4,624,377           3,434,476

Net profit/(loss) per share
         (based on 774,275 average shares outstanding at
           3/31/96 and 760,893 average shares outstanding
           at 3/31/95)                                     $              0.45                0.44






                               First Community Bank
                             Statements of Cash Flows
               For the Three Months ended March 31, 1996 and 1995

                                                                            March 31, 1996           March 31, 1995
                                                                            --------------           --------------
Cash flows from operating activities:
Net income (loss)                                                         $           349,906              334,513
Adjustments to reoncile net income (loss) to net cash
  used in operating activities:
Depreciation                                                                           52,811               51,644
Provision for loan loss                                                                88,652               44,642
Accretion, net                                                                       (26,622)             (18,618)
(Gain) loss on sale of loans                                                                0                    0
Increase in other assets                                                             (82,906)             (78,407)
Increase in other liabilities                                                         197,957              324,335
                                                                             -----------------     ----------------

                  Net cash provided by (used in) operating
                    activities
                                                                                      579,798              658,109

Cash flows from investing activities:
         Proceeds from maturities of investment securities                          2,000,000              350,000
         Proceeds from sales of investment securities                                       0                    0
         Purchase of investment securities                                        (2,994,062)                    0
         Proceeds from maturities of securities available for sale
                                                                                      259,366                    0
         Origination of loans, net of principal collected                         (4,599,222)          (3,556,123)
         Loan participations purchased, net of principal collected
                                                                                            0                    0
         Loan participations sold                                                           0              598,682
         Purchase of premises and equipment                                         (206,119)             (23,832)
         Purchase of interest-bearing bank time deposits                                    0                    0
         Proceeds from maturities of interest-bearing bank time
           deposits                                                                         0                    0
                                                                             -----------------     ----------------

                  Net cash used in investing activities                           (5,540,037)          (2,631,273)

Cash flows from financing activities:
         Net increase(decrease) in demand deposits and savings accounts
                                                                                    4,081,682            (678,977)
         Proceeds from sales of certificates of deposit, net of
           maturities                                                               1,665,553            5,309,517
         Net increase in retail repurchase agreements                               1,291,133              415,768
         Cash dividends paid                                                         (46,769)             (38,045)
         Proceeds from sale of common stock                                           139,776                    0
                                                                             -----------------     ----------------

                  Net cash provided by financing activities                         7,131,375            5,008,263

         Increase in cash and cash equivalents                                      2,171,136            3,035,099

         Cash and cash equivalents at beginning of period                           8,749,672            4,118,596

         Cash and cash equivalents at end of period                                10,920,808            7,153,699









                                        SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Community Bank



                                             -----------------------------------
                                             Donald R. Lineberger
                                             Chairman of Board & CEO



                                             -----------------------------------
                                             Robert S. Pearson
                                             President



May 8, 1996
Date